Interactive Intelligence Reports Fourth-Quarter and Full Year 2012 Financial Results

-Total orders for the fourth quarter up 119 percent from 2011 fourth quarter; 2012 total orders up

48 percent year-over-year.

-Cloud-based orders for the fourth quarter up 311 percent year-over-year; 2012 cloud-based orders up 123 percent year-over-year.

-Cloud-based orders in 2012 were 35 percent of total orders, up from 23 percent in 2011.

-Recurring revenues in 2012 increased 27 percent year-over-year to 50 percent of total revenue.

INDIANAPOLIS, Feb. 4, 2013 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of unified IP business communications solutions, has announced financial results for the fourth quarter and full year ended Dec. 31, 2012.

"Our strong performance during the fourth quarter led to a record year for orders and revenues," said Interactive Intelligence founder and CEO, Dr. Donald Brown. "In 2012, we have further extended our product leadership position and gained even more momentum in cloud-based offerings, which is the fastest growing segment of the contact center market. The number of our new cloud-based customers reached record levels in the fourth quarter and the total dollar amount of contracts continues growing at a rate significantly higher than the overall market.

"While continuing to add some of the most recognized global companies as customers, we remain committed to maintaining our pace of innovation, with several new products scheduled for release this year," continued Brown. "Looking forward, given our strong global pipeline of opportunities, we are reaffirming our 2013 total order growth forecast of 20 percent and expect cloud-based orders to represent approximately 50 percent of total 2013 orders. We remain focused on innovation, product leadership and cloud-based growth and are confident in our long-term financial profile, which will be driven by growth in recurring revenues."

Fourth Quarter 2012 Financial Highlights:

- Orders: Total orders grew by 119 percent from the fourth quarter of 2011, while cloud-based orders were up 311 percent over the fourth quarter of 2011 and comprised 39 percent of total orders. The company signed 68 contracts over $250,000, which included 19 orders over $1.0 million, up from 37 and six, respectively, in the fourth quarter of 2011.

-Revenues: Total revenues were $70.5 million, an increase of 22 percent over the fourth quarter of

2011. Recurring revenues, which include both maintenance and support from perpetual license agreements and cloud-based revenues, increased 31 percent to $33.1 million and accounted for 47 percent of total revenues. Cloud-based revenues increased 47 percent to $6.6 million. Product revenues were $27.2 million and services revenues were $10.2 million, compared to $26.5 million and $6.0 million, respectively, in the fourth quarter of 2011.

-Total Deferred Revenues: Deferred revenues increased to $91.9 million as of Dec. 31, 2012, from

$75.4 million as of Dec. 31, 2011. In addition, the amount of unbilled future cloud-based revenues as of Dec. 31, 2012 increased to $89.5 million from $34.6 million as of Dec. 31, 2011. The combination of deferred revenues and unbilled future cloud-based revenues was $181.4 million, up 65 percent from $110.0 million as of Dec. 31, 2011.

Operating Income: GAAP operating income was $3.5 million for the fourth quarter of 2012,

compared to $6.5 million in the fourth quarter of 2011. Non-GAAP* operating income was $5.9 million for the fourth quarter of 2012, with a non-GAAP operating margin of 8.4 percent, compared to $8.7 million and a non-GAAP operating margin of 15.0 percent in the fourth quarter of 2011. The year- over-year decline in operating income resulted from the deferral of revenues due to an increase in cloud-based orders, certain premises-based orders received in the fourth quarter of 2012 for which revenues were deferred to future periods, and the increased investment in sales, marketing, and research and development to expand the company's product leadership and share in the cloud-based market.

-Net Income: GAAP net income for the fourth quarter of 2012 was $2.3 million, or $0.11 per diluted share based on 20.3 million weighted average diluted shares outstanding. This compares to GAAP net income for the same quarter in 2011 of $4.6 million, or $0.23 per diluted share based on 19.9 million weighted average diluted shares outstanding.

Non-GAAP net income for the fourth quarter of 2012 was $5.7 million, or $0.28 per diluted share. This compares to non-GAAP net income of $7.3 million, or $0.37 per diluted share for the same quarter in 2011.

-Cash, Cash Equivalents and Investments: As of Dec. 31, 2012, we had cash, cash equivalents and investments of $80.6 million.

-Cash Flows: During the fourth quarter of 2012, the company generated $3.6 million in cash flow from operations and used $2.9 million for capital expenditures, which included expansion of its cloud infrastructure.

Full Year 2012 Financial Highlights:

- Orders: Total orders increased 48 percent in 2012 compared to 2011, while cloud-based orders were up 123 percent year-over-year. The company signed 158 contracts over $250,000, which included 42 orders over $1.0 million, up from 113 and 17, respectively, in 2011. Cloud-based orders were 35 percent of total orders, up from 23 percent in 2011.

-Revenues: Total revenues were $237.4 million in 2012, an increase of 13 percent over 2011.

Recurring revenues increased 27 percent to $118.3 million. Cloud-based revenues increased 54 percent year-over-year to $22.0 million. Product revenues were $88.6 million and services revenues were $30.4 million in 2012, compared to $92.8 million and $23.4 million, respectively, in 2011.

-Operating Income: GAAP operating income in 2012 was $1.1 million, compared to $21.6 million in

2011. Non-GAAP operating income in 2012 was $10.2 million, with a non-GAAP operating margin of 4.3 percent, compared to $29.3 million and a non-GAAP operating margin of 13.9 percent in 2011.

The year-over-year decline in operating income resulted from deferral of revenues due to an increase in cloud-based orders, certain premises-based orders received in 2012 for which revenues were deferred to future periods, and the increased investment in sales, marketing, and research and development to expand the company's product leadership and share in the cloud-based market.

-Net Income: GAAP net income was $906,000, or $0.04 per diluted share based on 20.2 million weighted average diluted shares outstanding. This compares to GAAP net income in 2011 of $14.8 million, or $0.74 per diluted share based on 19.9 million weighted average diluted shares outstanding. The annual effective tax rate was 46 percent and includes a tax reserve on certain tax positions of the company, offset by one-time benefits recorded in 2012 principally related to a change in the company's treatment of its officer compensation.

Non-GAAP net income was $10.1 million, or $0.50 per diluted share, compared to non-GAAP net income in 2011 of $24.9 million, or $1.25 per diluted share.

-Cash Flows: During the full year of 2012, the company generated $20.0 million in cash flow from operations, used $22.7 million for acquisitions, and used $15.6 million for capital expenditures, which included expansion of its cloud infrastructure.

* A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading "Non-GAAP Measures."

Additional Fourth-Quarter 2012 and Recent Highlights:

- Interactive Intelligence was honored with a 2012 Cloud Computing Excellence Award from TMC's

Cloud Computing Magazine.

-Interactive Intelligence launched Interaction Mobilizer™ for Windows 8, a software platform that enables mid-size to large contact centers and enterprises to rapidly deploy customer service applications for tablets and other mobile devices.

-Interactive Intelligence released Interaction Dialer® version 4.0, a major predictive dialer software upgrade which was designed to improve ease-of-use, simplify management, and help contact centers more effectively execute dialing campaigns.

-The company launched an e-commerce website, the Interactive Intelligence Marketplace , giving customers and resellers fast and easy access to products that complement the vendor's all-in-one IP communications software suite.

Interactive Intelligence will host a conference call today at 4:30 p.m. Eastern time (EST) featuring Dr. Brown and the company's CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, please dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence fourth-quarter earnings call." The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of contact center, unified communications, and business process automation software and services. The company's unified IP business communications solutions, which can be deployed on-premise or via the cloud, are ideal for industries such as financial services, insurance, outsourcers, collections, and utilities. Interactive

Intelligence was founded in 1994 and has more than 5,000 customers worldwide. The company is among

Forbes Magazine's 2011 Best Small Companies in America and Software Magazine's 2012 Top 500

Global Software and Service Providers. It employs approximately 1,400 people and is headquartered in

Indianapolis, Indiana. The company has offices throughout North America, Latin America, Europe, Middle

East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: www.inin.com.

Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments and exclude non-cash stock-based compensation expense, the amortization of certain intangible assets related to acquisitions by the company and non-

cash income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable

GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and amortization of intangibles related to acquisitions are non-cash and certain amounts of income tax expense are non-cash.

Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, non-cash income tax expense amounts and amortization of intangibles related to acquisitions can vary significantly between companies, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude stock-based compensation expense related to stock options, non-cash income tax amounts and amortization of intangibles related to acquisitions for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:

Stephen R. Head

Chief Financial Officer Interactive Intelligence

+1 317.715.8412

steve.head@inin.com

Seth Potter

Investor Relations ICR, Inc.

+1 646.277.1230

seth.potter@icrinc.com

Christine Holley

Senior Director of Market Communications

Interactive Intelligence

+1 317.715.8220

christine.holley@inin.com

###

Interactive Intelligence Group, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

Three Months Ended Year Ended

December 31, December 31,

2012 2011 2012 2011

(unaudited) (unaudited) (unaudited)

Revenues:

Product $27,207 $26,538 $ 88,626 $ 92,786 Recurring                         33,120                         25,186                                     118,343                         93,363 Services                         10,215                         5,951                         30,396                         23,377

Total revenues 70,542 57,675 237,365 209,526

Costs of revenues:

Product 6,742 5,818 24,329 25,095 Recurring             9,053             6,227             32,227             23,801 Services             6,796             4,600             22,868             16,389 Amortization of intangible assets             58                                     35                         163                         140

Total cost of revenues 22,649 16,680 79,587 65,425 Gross profit             47,893             40,995             157,778             144,101

Operating expenses:

Sales and marketing 23,172 18,339 79,770 63,039 Research and development             12,386             9,522             45,682             35,626 General and administrative             8,312             6,284             29,722             22,729 Amortization of intangible assets             494             306             1,521             1,066

Total operating expenses 44,364 34,451 156,695 122,460 Operating income             3,529             6,544             1,083             21,641

Other income:

Interest income, net 207 134 772 434 Other income (expense)             (123)             (118)             (189)             144

Total other income 84 16 583                                     578 Income before income taxes             3,613             6,560             1,666             22,219 Income tax expense             1,343             1,965             760             7,421

Net income $2,270 $4,595 $906 $ 14,798

Other comprehensive income:

Foreign currency translation adjustment $129 $710 $(645) $(73) Net unrealized investment gain (loss)                         (191)                         (89)                         163                         93

Comprehensive income $2,208 $5,216 $424 $ 14,818

Net income per share:

Basic $0.12 $0.24 $0.05 $0.79 Diluted                         0.11                         0.23                         0.04                         0.74

Shares used to compute net income per share:

Basic 19,367 18,908 19,241 18,714 Diluted             20,308             19,850             20,162             19,885

Interactive Intelligence Group, Inc.

Reconciliation of Supplemental Financial Information

(in thousands, except per share amounts)

Unaudited

Three Months Ended

December 31,

Year Ended

December 31,

2012 2011 2012 2011

Recurring revenue, as reported $33,120 $25,186 $ 118,343 $93,363

Purchase accounting adjustments 178 309 522 471

Non-GAAP recurring revenue $33,298 $25,495 $ 118,865 $93,834

Recurring revenue gross profit as reported $24,067 $18,959 $86,116 $69,562 Purchase accounting adjustments                                     178                                     309                                     522                                     471

Non-cash stock-based compensation expense 135 89 523 422

Non-GAAP recurring revenue gross profit $24,380 $19,357 $87,161 $70,455

Non-GAAP recurring revenue gross margin 73.2% 75.9% 73.3% 75.1%

.

Services revenue, as reported $10,215 $5,951 $30,396 $23,377 Purchase accounting adjustments                                     -                                    6                                    -                                    54

Non-GAAP services revenue $10,215 $5,957 $30,396 $23,431

Services revenue gross profit as reported $3,419 $1,351 $7,528 $6,988 Purchase accounting adjustments                                     -                                                6                                                            -                                                54

Non-cash stock-based compensation expense 27 35 147 101

Non-GAAP services revenue gross profit $3,446 $1,392 $7,675 $7,143

Non-GAAP services revenue gross margin 33.7% 23.4% 25.3% 30.5%

Total revenue, as reported $70,542 $57,675 $ 237,365 $209,526 Purchase accounting adjustments                                     178                                     315                         522                                     525

Non-GAAP total revenue $70,720 $57,990 $ 237,887 $210,051

Gross Profit $47,893 $40,995 $ 157,778 $144,101 Purchase accounting adjustments                                     178                                     315                         522                                     525

Operating expenses 58 35 163 140

Non-cash stock-based compensation expense 162 124 670 523

Non-GAAP gross profit $48,291 $41,469 $ 159,133 $145,289

Non-GAAP gross margin 68.3% 71.5% 66.9% 69.2%

Operating income, as reported $3,529 $6,544 $1,083 $21,641 Purchase accounting adjustments                                     769                                     849                         2,487                         2,331

Non-cash stock-based compensation expense 1,650 1,294 6,677 5,298

Non-GAAP operating income $5,948 $8,687 $10,247 $29,270

Non-GAAP operating margin 8.4% 15.0% 4.3% 13.9%

Interactive Intelligence Group, Inc.

Reconciliation of Supplemental Financial Information

(in thousands, except per share amounts)

Unaudited

Three Months Ended

December 31,

Year Ended

December 31,

2012 2011 2012 2011

Net income, as reported $2,270 $4,595 $906 $14,798

Purchase accounting adjustments:

Increase to revenues:

Recurring 178 309 522 471 Services             -            6            -            54

Reduction of operating expenses:

Customer Relationships 449 261 1,341 886 Technology             58             35             163             140 Non-compete agreements             46             45             180             180 Acquisition Costs             38             193             281             600

Total 769 849 2,487 2,331

Non-cash stock-based compensation expense:

Cost of recurring revenues 135 89 523 422 Cost of services revenues             27             35             147             101 Sales and marketing             543             394             2,250             1,677 Research and development             510             374             1,886             1,570 General and administrative             435             402             1,871             1,528

Total 1,650 1,294 6,677 5,298 Non-cash income tax expense             1,039             522             -                        2,434

Non-GAAP net income $5,728 $7,260 $10,070 $24,861

Diluted EPS, as reported $0.11 $0.23 $0.04 $0.74 Purchase accounting adjustments                         0.04                         0.04                         0.12                         0.12 Non-cash stock-based compensation expense                         0.08                         0.07                         0.34                         0.27 Non-cash income tax expense                         0.05                         0.03                         -                                    0.12

Non-GAAP diluted EPS $0.28 $0.37 $0.50 $1.25

Interactive Intelligence Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

Year Ended

December 31,

2012 2011

Assets (unaudited)

Current assets:

Cash and cash equivalents $45,057 $28,465 Short-term investments                         23,816                         40,589

Accounts receivable, net 68,409 56,331

Deferred tax assets, net 16,600 8,952

Prepaid expenses 15,565 11,474

Other current assets 5,958 4,966

Total current assets 175,405 150,777 Long-term investments             11,757             23,415 Property and equipment, net             26,816             18,304 Goodwill             38,723             22,696 Intangible assets, net             22,676             15,029 Other assets, net             6,419             2,581

Total assets $281,796 $232,802

Liabilities and Shareholders' Equity

Current liabilities:

Accounts payable $8,795 $5,434 Accrued liabilities                         23,008                         11,111 Accrued compensation and related expenses                         13,640                         8,870

Deferred product revenues 5,999 3,870

Deferred services revenues 67,893 57,423

Total current liabilities 119,336 86,708 Long-term deferred revenues             18,000             14,141 Deferred tax liabilities, net                                     99             1,688 Other long-term liabilities                                     244                                     291

Total liabilities $137,679 $102,828

Shareholders' equity:

Preferred stock --

Common stock 194 190

Additional paid-in-capital 133,359 119,644

Accumulated other comprehensive loss (675) (193)

Retained earnings 11,239 10,333

Total shareholders' equity 144,117 129,974

Total liabilities and shareholders' equity $281,796 $232,802

Interactive Intelligence Group, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

Year Ended

December 31,

2012 2011

(unaudited)

Operating activities:

Net income $906 $14,798

Adjustments to reconcile net income to net cash

provided by operating activities:

Depreciation #mhc6xfz7,975 5,669 Amortization             1,776             1,209 Other non-cash items             (757)             37 Stock-based compensation expense             6,676             5,298 Tax benefits from stock-based payment arrangements             (1,586)             (3,336) Deferred income tax             (12,311)             (524) Amortization (accretion) of investment income             846                                     (1,165)

Loss (gain) on disposal of fixed assets (74) 4

Changes in operating assets and liabilities:

Accounts receivable (10,166) (13,313) Prepaid expenses             (3,918)             (2,888) Other current assets             (975)             (85) Other assets             (3,838)             (1,778) Accounts payable             5,071             (7,700) Accrued liabilities             11,941             6,918 Accrued compensation and related expenses             4,400             (918) Deferred product revenues             1,190             489 Deferred services revenues             12,850             18,675

Net cash provided by operating activities 20,006 21,390

Investing activities:

Sales of available-for-sale investments 58,234 73,118 Purchases of available-for-sale investments             (30,348)             (98,205) Purchases of property and equipment             (15,554)             (13,280) Acquisitions, net of cash             (22,651)             (13,376) Unrealized gain (loss) on investment             (138)             1

Net cash used in investing activities (10,457) (51,742)

Financing activities:

Proceeds from stock options exercised 5,030 6,671 Proceeds from issuance of common stock             680             510

Employee taxes withheld for restricted stock units (253) -

Tax benefits from stock-based payment arrangements 1,586 3,336 Net cash provided by financing activities             7,043            10,517

Net increase (decrease) in cash and cash equivalents 16,592         (19,835)

Cash and cash equivalents, beginning of period 28,465         (49,300)

Cash and cash equivalents, end of period $45,057 $ 28,465

Cash paid during the period for:

Interest $5$3

Income taxes 3,213 2,835

Other non-cash item:

Purchases of property and equipment payable at end of period 44 70

(unaudited)

(Dollars in thousands)

Supplemental Data

2011

2012

Q1

Q2

Q3

Q4

Total

Q1

Q2

Q3

Q4

Total

Margins (GAAP):

Recurring

Product

74.5%

70.2%

74.0%

73.6%

73.8%

69.1%

75.3%

78.1%

74.0%

73.4%

73.8%

70.9%

72.4%

69.5%

72.3%

73.4%

72.7%

75.2%

72.8%

72.5%

Overall

Services

68.1%

40.3%

68.9%

28.0%

66.7%

27.9%

71.1%

22.7%

68.8%

29.9%

66.8%

19.7%

65.2%

22.6%

65.6%

18.9%

67.9%

33.5%

66.5%

24.8%

Services

Recurring

Product

Year-over-year Revenue Growth (GAAP):

87.7%

30.3%

31.5%

30.4%

35.1%

33.7%

26.3%

45.7%

7.3%

4.3%

22.8%

9.0%

31.6%

33.0%

18.7%

-8.4%

31.1%

-4.8%

23.5%

27.2%

-18.8%

34.7%

17.9%

3.3%

71.7%

31.5%

2.5%

30.0%

26.8%

-4.5%

Overall

36.3%

33.9%

24.6%

13.9%

26.0%

10.6%

5.4%

13.7%

22.3%

13.3%

Orders:

Over $1 million

3

5

3

6

17

6

8

9

19

42

Between $250,000 and $1 million

24

27

14

31

96

11

28

28

49

116

Number of new customers

65

81

55

103

304

60

67

65

110

302

Average new customer order:

$

$

$

$

$

$

$

$

$

$

Cloud-based

Overall

488

275

282

240

3,691

314

642

259

693

267

761

240

557

349

822

409

1,134

623

866

440